COMMERCIAL LEASE

     THIS LEASE made and entered into as of the 9th day of December , 1998, by and between John A. Roschrnan hereinafter referred to as Landlord and Vista Vacations International, Inc. Located at 6645 N. W. 48th Manor, Coral Springs, FL 33067 hereinafter referred to as "Tenant" :

ARTICLE I. PREMISES:  WITNESSETH:

     That Landlord, for and in consideration of the rents, covenants and conditions hereinafter contained to be performed and observed by Tenant, does hereby demise and lease to Tenant the premises described in Exhibit " A " attached hereto and made a part hereof, which premises are located at 5653 N. W. 29th Street, Margate , Broward County, Florida, .

ARTICLE 2. TERM:

     The term of this Lease shall be for Two Years, commencing on January 1, 1999 and expiring on December 31. 2000.

ARTICLE 3. RENT:

A. Base Rental:

     Tenant shall pay to Landlord annual base rent for the demised premises as follows;

     For the first year rent shall be in the amount of: Fourteen Thousand Two Hundred Fifty Six Dollars ($14.256.00) to be paid in equal monthly installments of One Thousand One Hundred Eighty Eight Dollars ($1.188.00) due on the first day of each and every month Commencing January 1, 1999 and continuing thru December 31, 1999.

     For the second year rent shall be in the amount of: Fourteen Thousand Nine Hundred Sixty Four Dollars ($14.,964.00) to be paid in equal monthly installments of One Thousand Two Hundred Forty Seven Dollars ($1.247.00) due on the first day of each and every month Commencing January 1, 2000 and continuing thru December 31,.2000.

     For purposes of this Lease, Base Rent and all other additional rent and payments due Landlord are collectively referred to as "rent." Tenant shall pay to Landlord monthly all sales taxes from time to time imposed by any governmental authority in connection with rent paid by Tenant under this Lease. If any installment of rent or any other sum payable to Landlord under the terms of this Lease is not paid within ten days of due date, then Tenant shall pay to Landlord a late payment and service charge covering administrative and overhead expenses of One Hundred Dollars ($100.00). In addition, Tenant shall also pay to Landlord an amount equal to eighteen percent ( 18% ) per annum until all required payments are made, from the date on which any sum shall be due and payable.

     Rental shall be payable on the first day of each and every month without demand at the address of Landlord as set forth in Article 29 or at such other place and to such other person or entity as the Landlord may from time to time designate in writing.. The accrual of rent hereunder shall begin with the commencement of the term of this lease and the first rental payment shall be adjusted for the proportionate fraction of the whole month.

B. RECEIPT OF LATE PAYMENTS:

     Date of receipt of payment by Landlord will be considered to be one day after the United States Postal Service post mark, the date payment was sent by way of overnight carrier such as Federal Express or U. P. S., or the actual date of delivery if Hand Delivered. Landlord's acceptance of any partial rent payment will be treated as partial payment on account Landlord's acceptance of any partial payment shall not be considered an accord and satisfaction. Furthermore , Landlord shall have the right to collect the balance due in accordance with this lease.


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ARTICLE 4. RIGHT TO RELOCATE

     Provided that Tenant is not in default in any way or manner Tenant shall have the option to relocate ( at Tenants expense) to any available suite in Coral Gate Professional Plaza which is available for rent and remains under the ownership of John A. Roschrnan, In such event Tenant shall not suffer any fee or penalty under this Lease Moreover, Tenant shall receive a new lease for a minimum of three years; under which the rental price per square foot shall be the same as was being paid under this lease at the time o f relocation and base rent shall be increased by five percent at the beginning of the second year and at the beginning of the third year of the new lease agreement.

ARTICLE 5. USE OF PREMISES:

     It is contemplated by Tenant hereunder that the demised premises will be for the operation of a Travel Agency Office and Professional office use. Premises may also be used for Travel Agency's sales, marketing and training of its employees and members. Tenant shall be open for business during the term of this lease, during regular, reasonable and customary hours for the aforesaid type of business and/or all business days, unless prevented from doing so by causes beyond Tenant's control, such as strikes, fires or acts of God, and shall continuously conduct its business aforesaid on the Demised Premises during the term of this lease and at all times actively, diligently and in a first class and reputable manner and maintain a full staff of employees, as is customary to effectively service Tenant's customers. Any change in use must be requested by Tenant to Landlord in writing and shall not be unreasonable withheld.

ARTICLE 6. RULES AND REGULATIONS:

     Tenant covenants that Tenant, its agents, employees, and invitees will at all times observe, perform and abide by all the rules and regulations as promulgated by Landlord from time to time.

ARTICLE 7.  COVENANT OF TITLE AND OUIET ENJOYMENT:

     Landlord covenants that Landlord is well seized of and has good title to lease the premises and does warrant and will defend the title thereto and will indemnify the Tenant for any damage and expense which Tenant may suffer by reason of any lien, encumbrance, restriction of defect in the title or description herein of the premises. If at any time, Landlord's title or right to receive rent hereunder is disputed, or there is a change of ownership of Landlord's estate by act of the parties or operation of law, Tenant may withhold rent thereafter accruing until Tenant has been furnished proof satisfactory to
it  as  to  the  party   entitled   thereto.

ARTICLE   8.   SUBORDINATON   AND NON-DISTURBANCE:

     Subject to the provisions of this Article, this Lease shall be subject and subordinate to the lien of any mortgage which Landlord may place upon the premises for any reason, including to finance the cost of the improvements, and to all terms, conditions and provisions thereof, to all advances made and to any renewals, extensions, modifications or replacements thereof provided, however that if this Lease is in full force and effect and there are no defaults thereunder on the part of Tenant, Tenant's right of possession to the leased premises and Tenant's rights arising out of this Lease shall not be affected or disturbed by the mortgage in the exercise of any of its rights under the mortgage or the note secured thereby, nor shall Tenant be named as a party defendant to any foreclosure of the lien of any such mortgage, nor in any other way be deprived of its rights under this lease. In the event the mortgagee, or any other person, acquire title to the premises, pursuant to the exercise of any rights or remedies under the mortgage, this lease shall not be terminated or affected by said foreclosure or sale of any such proceedings, and the mortgagee shall agree that any sale of the premises pursuant to the exercise of any rights or remedies under the mortgage or otherwise shall be made subject to this Lease and the rights of the Tenant hereunder. Tenant agrees to attorn to the mortgagee or such other person as its new Landlord and this Lease shall continue in full force and effect as a direct lease between Tenant and such mortgagee or such other person, upon all terms, covenants and agreements set forth in this lease. The parties hereto agree to execute or obtain execution of such reasonable documents as may be necessary to insure compliance with the subordination and non-disturbance provisions of this Article, including, but not limited to a non-disturbance agreement executed by any such mortgagee setting forth the provisions of this Article 8.

ARTICLE 9. COMPLIANCE WITH LAWS AND ORDINANCES:

     Tenant shall comply with all Federal, State, County and City laws and ordinances and all rules and regulations of any duly constituted authority present or future affecting or respecting the use or occupancy of the demised premises by Tenant, or the business at any time thereon transacted by Tenant or any assignee or sub-Tenant of Tenant, after the commencement of the term of this Lease. Tenant shall, at all times, keep the demised premises, the building thereon and all appurtenances, in a clean and sanitary condition, according to the applicable statutes, city ordinances and the directions and regulations of the proper authorities.

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ARTICLE 10. CONDITION OF PREMISES

     Tenant hereby accepts the premises in the condition they are in at the beginning of this lease. Except for Landlords Improvements described in Article 13(a) Tenant accepts the premises in its "AS I" condition.

ARTICLE 11:  SECURITY DEPOSIT:

     Concurrently with Tenant's execution of this lease, Tenant security in the amount of $ 1,188.00 shall be held by Landlord as security for the faithful performance by Tenant hereof. If Tenant defaults with respect to any provisions of this lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied Tenant shall, within five (5) days after written demand thereof, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a default under the Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within ten (10) days following expiration of the Lease Term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer and deposit to Landlord's successor in interest.

ARTICLE 12: TRADE FIXTURES. MACHINERY AND EOUIPMENT:

     Tenant agrees that all fixtures and furniture provided by Landlord shall remain on the premises and the property of Landlord. Other personal property kept or installed on the demised premises by Tenant shall not become the property of the Landlord or a part of the realty, no matter how affixed to the leased premises, and may be removed by Tenant in Tenant's discretion, at any time, and from time to time, during the entire term of this Lease and any renewals of said Lease, provided that Tenant is not in default under this Lease and provided said removal of equipment does not damage the premises. Any Furniture, fixtures, machinery , or equipment remaining in the building or on the premises beyond the thirty days of the termination of the Lease shall become property of the Landlord.

ARTICLE 13. ALTERATIONS AND IMPROVEMENTS:

     Tenant may not make alterations, additions and improvements to the demised premises without the written consent of Landlord, said consent shall not be unreasonable withheld. 13(a) Landlord Improvements : Landlord shall provide the premises with building standard commercial grade carpet comparable to 26 ounce level loop . Landlord's cost for carpet under no circumstance shall exceed $2,250.00. Should Tenant require a higher grade carpet, Tenant shall pay for any cost exceeding Landlord's budget of$2,250.00. Landlord shall replace one office window leading to the garden area with one glass door. Landlord shall remove Landlord's items being stored in the premises within 15 days of execution of this lease by both Landlord and Tenant. Landlord shall install one half swing doors, outside the reception area in front of the sink area, and one full swing door going into storage area. Landlord shall complete all other work within 30 days of the execution of this lease. Should Landlord require additional days to complete Landlord's Improvements then Tenant's rent shall be abated on a daily basis until Landlord's work is substantially complete to allow tenant to occupy premises. 13(b) Tenant's Improvernents:

     Except for Landlord's improvements described in 13(a) Tenant shall accept the premises "AS IS". Tenant shall be responsible for all other improvements necessary to make the premises suitable for Tenant's business.


ARTICLE 14. REPAIRS. MAINTENANCE. REPLACEMENT:

     Tenant shall be solely responsible for maintaining the Leased Premises in good, clean, safe, and attractive condition, for keeping the same clean and free of trash and debris. Landlord shall be responsible for the repair and
maintenance  of  the  heating,  ventilation,  air  conditioning,   plumbing  and
electrical systems. In the event Landlord chooses to purchase a maintenance contract to provide for said HV AC systems, Tenant shall share the expense of said maintenance contracts not to exceed $500 per year . Landlord shall be responsible for structural and roof repairs provided that repairs are not necessary due to the negligence of Tenant. Tenant shall have the right to replace any structures, fixtures and equipment provided by Landlord under this Lease at such time as the same are in need of replacement (subject to Article 13 above ), and possession of all such replacement structures, fixtures and equipment shall be surrendered up to Landlord along with delivery of the Leased Premises and the facility at the end of the Term and/or Extended Term. Should Landlord fail to repair any roof leak or structural defects which were not caused by negligence of the Tenant and or it's invites then Tenant shall have the option to make necessary repairs at Tenant's sole cost and expense or terminate the lease by giving Landlord written notice. Tenant shall not commence

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or permit the commencement of any leasehold  improvements of the Leased Premises or the renovation, enlargement, demolition or material modification of any part of the Facility except with the prior written approval of Landlord in each instance; following each instance in which such approval has been granted, Tenant shall provide copies of as-built drawings of same promptly upon completion. Tenant shall keep premises free and clear of any and all mechanics liens for the duration of this lease. This Article shall survive Termination or expiration of this Lease.

     Tenant shall, for the duration of the Lease term and any extensions thereof, at its own cost and expense, keep and maintain or cause to be kept and maintained in good condition and repair, ordinary wear and tear and the provisions of Article 19 hereof excepted, all buildings and improvements at any time erected on the demised premises and shall use all reasonable precaution to prevent waste, damage or injury to said buildings and improvements. Tenant (if third persons are not obligated with respect thereto) shall also at its own expense maintain, keep open, free from obstruction and in good repair, all electric, water, sewer and other utility lines and connections, conduits, pipes, catch basins, manholes, poles, lighting fixtures and other related facilities situated in, under or on the premises. Tenant shall also at Tenant's expense maintain in good condition the landscaping and provide for trash removal.

ARTICLE 15. CONSTRUCTION LIENS:

A. Tenant shall not suffer or permit the interest of Landlord in the Premises to be subject to any construction, mechanics' or materialmen's liens or other liens of any kind.

B. In order to comply with the provisions of Section 713.10 Florida Statutes, it is specifically provided that neither Tenant nor anyone claiming by, through or under Tenant, including but not limited to contractors, subcontractors, materialmen, mechanics and laborers, shall have any right to file or place any kind of lien whatsoever upon the Premises or any improvement thereon, and any such liens are specifically prohibited. Tenant shall put all parties with whom Tenant may deal on notice that Tenant has no power to subject Landlord's interest to any claim or lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord's interest or assets.

C. If at any time a lien or encumbrance is filed against the Premises as a result of Tenant's work, materials or obligations, Tenant shall cause same to be removed within ten ( 10) days from the date it is filed. I f said lien or encumbrance has not been removed within ten (10) days from the date it is filed, Tenant agrees to deposit with Landlord cash in an amount equal to one hundred fifty percent (150%) of the amount of the lien, to be held by Landlord (without interest to Tenant, except as may be required by law) until the lien is discharged. ARTICLE 16. TAXES:

     Landlord shall be responsible for real estate/property taxes assessed against the Premises.

ARTICLE 17. UTILITIES:

     Tenant agrees that it will pay all costs for water, sewer, gas and electric current and other utilities used, consumed or wasted upon or in connection with the demised premises during the term hereof and of any renewals thereof, as and when the charges for the same shall become due and payable. Landlord shall not be held liable for any failure or interruption of utilities provided to Tenant.

ARTICLE  18.  INSURANCE REOUIREMENTS:

     Tenant shall maintain, at its sole cost, the insurance coverages set forth below with companies satisfactory to Landlord with full policy limits applying, but not less than as stated. With the exception of Workers Compensation insurance policies, all such policies shall be endorsed to show Landlords additionally insured and additional loss-payee. Certificates evidencing the required insurance coverages shall be delivered to Landlord prior to the Effective Date of this Agreement. Such certificates shall provide that any change restricting or reducing coverage or the cancellation of any policies under which certificates are issued shall not be valid a..' respects Landlord's interest until Landlord has received thirty (30) days notice in writing of such change or cancellation. Further, it shall State that it is primary coverage and not concurrent or excess over other valid insurance which may be available to Landlord.

     Workers  Compensation   Insurance  as  required  by  laws  and  regulations
applicable to and covering employees of Tenant engaged performance of the work under this Agreement.

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     Employer's   Liability  Insurance  protecting  Tenant  against  common  law liability, in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of not less than $1,000,000.00.

     Commercial General Liability Insurance including products/completed operations with limits of liability of not less than $500,000 per occurrence. This policy shall cover, among other risks, the contractual liability assumed under the indemnification provision set forth in this Agreement.

     Nothing contained in these provisions relating to coverage and amounts shall operate as a limitation of Tenant's liability in tort or contract under the terms of this Agreement, and shall survive termination or expiration of this Lease.

ARTICLE 19. CASUALTY INSURANCE/TENANT'S OBLIGATION TO REBUILD:

     Tenant, at its own cost and expense, shall obtain and maintain throughout the Term and any Extended Term, as the same may from time to time be extended, for the benefit of Tenant and Landlord as their interest may appear, In a Commercial General Liability Policy as Landlord shall reasonably approve, with a deductible which does not exceed an amount approved in writing by Landlord and with standard coverage endorsement for the benefit of Landlord. Prior to Commencement of the Term and at least thirty (30) days prior to the expiration of any policy or policies previously provided by Tenant hereunder, Tenant shall cause a certificate of insurance to be furnished to Landlord evidencing such coverage, and providing that the policy or policies will not be canceled nor the limits thereunder materially changed without first providing Landlord with at least thirty (30) days prior written notice thereof. 1fTenant shall not comply with its covenants made in this Section, Landlord shall have the right, but not the obligation, to cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance as additional rent upon the demand of Landlord. Tenant shall promptly rebuild, repair and restore the same to the condition they were in prior to any occurrence caused by Tenant. Damage to the Facility shall not cause an abatement of Tenant's obligation to pay rent to Landlord or to make any other payments required to be made by Tenant under this Lease.

ARTICLE 20. MUTUAL WAlVER OF SUBROGATION:

     Notwithstanding anything else contained and to the extent that the same can be done without invalidating either party's insurance coverage, Landlord and Tenant hereby waive any and all rights of subrogation as between them with respect to any and all insurance carried by either party on or relating to the Properties, and each party agrees to provide the other with written evidence that all such policies have been so endorsed if the same is required under the policies.

     If Landlord is required by a mortgagee, which shall be a holder of record of any mortgage covering the premises, to carry and maintain a policy of insurance for such coverage, such policy shall be furnished by Tenant and name the mortgagee as an additional named insured; such insurance may be carried under so called blanket policy or policies.

     Tenant shall indemnify and save Landlord harmless against and from any and all liabilities, losses, damages, injuries, costs and expenses as hereafter may occur, arise, or be claimed to occur or arise directly or indirectly from or out of: (a) any failure by Tenant to make any payment to be made by it hereunder or fully to perform and observe any obligation or condition to be performed and observed by Tenant hereunder, or (b) any cause whatsoever on, about or relating to the premises during the term of this Lease, however, or by whomever caused, whether due in whole or in part to the negligent acts or omissions on the part of Tenant, or anyone else not party to this Lease and any negligent acts caused by negligence on the part of Landlord and Tenant, and whether such acts or omissions are active or passive in character, including, without limitation, any use, misuse, possession, occupancy or un-occupancy of the premises by anyone during the term of this Lease, or any failure by Tenant to perform and observe all obligations and conditions to be performed and observed by it under this Lease, or (c) any cost or expenses incurred or paid by Landlord in connection with the foregoing, including reasonable attorney fees or other costs or expenses in prosecuting or defending any of the foregoing, whether litigated or un-litigated. Tenant shall maintain at its cost comprehensive general liability insurance in the amount of One Million Dollars ($1,000,000.00) insuring against any liability, loss, damage, injury cost or expense against which Tenant has agreed hereunder to indemnify and hold Landlord harmless. Such insurance may be maintained under a so called blanket policy or policies.

ARTICLE 21. DAMAGE TO OR DESTRUCTION OF IMPROVEMENTS:

     If Landlord's improvements on the demised premises shall be damaged or rendered untenantable by fire or other casualty, the Landlord shall within thirty (30) days from the date of said damage or destruction commence to repair or replace said improvements according to Tenant's the current plans and specifications so that the Tenant may continue with occupancy and the same shall be completed within sixty (60) days thereafter. However Landlord's obligation to


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pay for the cost of rebuilding or repairing  any such damage or  destruction  to the improvements located on the demised premises shall be limited to the insurance monies payable by reason of such damage or destruction and if the cost of repairing or replacing said improvements according to Tenant's then current plans and specifications shall exceed this amount it shall be Tenant's responsibility to either (a) pay to Landlord all additional monies required to pay for such repair or replacement (b) require Landlord to pay such excess and increase the base rental payable hereunder by thirteen (13%) percent of the costs incurred by Landlord which shall be in excess of the insurance monies payable. However, it is further agreed that the rent herein required to be paid shall abate during said period of untenantability or if the improvements shall be damaged but not rendered untenantable thereby, the rental shall abate in an amount proportionate to the decrease in the utility of the premises. In the event Landlord has not commenced construction, or has not notified Tenant that he intends to commence construction within fifteen ( 15) days from the date of such damage, then, and in that event, Tenant may either (a) terminate this Lease Agreement by giving written notice of such tenmination in accordance with
Article 29 hereof, or (b) Tenant may thereupon and without further notice to Landlord commence to repair or replace said building with Tenant having access to the insurance proceeds, if any, available by reason of such damage or destruction. In the event Tenant makes such repairs or replacements, Landlord shall be Liable to the Tenant for any and all costs and expenses of Tenant in making the same and Landlord shall be required to reimburse Tenant for any such costs and expenses of Tenant for any costs which Tenant expends for replacement or repair of the improvements which shall be in excess of the insurance proceeds payable by reason of such damage or destruction. If Landlord fails to reimburse Tenant within thirty (30) days after receiving Tenant's invoice, Tenant shall have the right to deduct the amount of the invoice from rental payments due to Landlord and or institute legal action in Law or equity to recover its expenses. It is agreed by the parties that if the building cannot be replaced or repaired within ninety (90) days after such damage to the building, due to the inability of either party to obtain materials or labor needed, strikes or acts of God or
governmental   restrictions   that  would   prohibit,   limit,   or  delay  said
construction, then the time for completion of said repairs and replacements shall be extended accordingly, provided, that in any event, if the repair or replacement of the building has not been complete within a period of One Hundred Twenty (120) days from the date of such damage or destruction, Tenant and/or Landlord may, and in addition to other remedies available hereunder, elect to terminate this Lease. In the event of any damage or destruction occurring in the last twelve (12) months of the original term of this Lease or during any extension of the term, to the extent of fifty percent (50%) or more of the insurable value of the building, Tenant may, at its option, to be evidenced by notice in writing giving to the Landlord within thirty (30) days after the occurrence of such damage or destruction, in lieu of repairing or replacing such building elect to terminate this lease as of the date of said damage or destruction. All insurance proceeds payable on account of such damage or destruction shall be paid to Landlord.

ARTICLE 22. EMINENT DOMAIN:

     If the whole or any part of the demises premises shall be taken for any public or quasi public use under any statute or by right of eminent domain or by private purchase in lieu thereof; Tenant reserves unto itself the right to prosecute its claim for an award bases upon injury caused to its leasehold interest by such taking, without impairing any rights of Landlord for the taking of or injury to the reversion. 1n the event a part of the demised premises shall be taken and that (a) the part so includes the building on the demised premises or any part thereof or (b) the part so taken shall remove from the premises twenty percent (20%) or more of the front depth of the parking area thereof or
(c) the part so taken shall consist of twenty-five percent (25% ) or more of the total parking area or ( d) such part so taken shall result in cutting off direct access from the demised premises to any adjacent public street or highway, then, and in any such event, the Tenant may at any time either prior to or within a period of sixty (60) days after the date when possession of the premises shall be required by the taking authority elect to terminate this Lease. In the event that Tenant shall fail to exercise any such option to terminate this Lease or in the event that a part of the demises premises shall be taken by circumstances under which the Tenant will have no such option, then the Landlord shall, at its own cost and expense and with reasonable promptness, restore the remaining portion of the demised premises to the extent necessary to reconstitute the improvements thereon as a complete architectural unit, susceptible to the same use as that which was in effect immediately prior to such taking and the base rental payable under the provisions of this Lease shall be equitably reduced according to the decrease in the utility of the premises for the Tenant's intended use and the effect thereof upon the business of Tenant.

ARTICLE 23. ASSIGNMENT AND SUBLETTING:

     Tenant may not, without the prior written consent of Landlord, assign, sublet or encumber this Lease or its rights hereunder. In the event of any assignment or subletting, Tenant shall remain liable for the payment of all rents required to be paid hereunder and for the performance of all terms, covenants and conditions herein undertaken by Tenant and Landlord may exercise other rights afforded it hereunder.

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ARTICLE 24. SIGNS:

     Tenant shall not paint or install any signs on the Premises without the written consent of Landlord which consent shall be in the sole discretion of Landlord. All signs shall be removed by Tenant upon the termination or expiration of the Lease at Tenant's expense and the Premises shall be restored to their original position.

ARTICLE 25. REMEDIES OF Landlord:

     If Tenant shall fail to pay any installment of rent promptly on the day when the same shall become due and payable hereunder, and shall continue in such default for a period often (10) days, or if Tenant shall fail to promptly keep and perform any other affirmative covenants of this lease, strictly in accordance with the terms of this Lease and shall continue in default for a period of fifteen ( 15) days after written notice thereof by Landlord of default and demand of performance, then and in any such event and as often as any such event shall occur , Landlord may (a) declare the said term ended, and enter into said premises, or any part thereof, either with or without process of law and expel Tenant or any person occupying the same in or upon said premises, using such force as may be necessary, and to repossess and enjoy said premises as in the Landlord's former estate; or (b) relet the premises applying said rent from the new tenant of the demised premises against the rent payable by Tenant hereunder and Tenant shall be responsible for no more than the balance that may be due, should a balance exist. However if any default shall occur, other than the payment of money, which cannot with due diligence be cured within a period of thirty (30) days, and if Tenant prior to the expiration of(30) thirty days from and after the giving of the notice as aforesaid, eliminates the cause of such default, then Landlord shall not have the right to declare the term ended by reason of such default.

ARTICLE 26. LANDLORD'S ACCESS TO PREMISES:

     Landlord shall have reasonable rights of access to the demised premises for the purpose of inspecting the condition thereof from time to time throughout the term of this Lease and any renewals thereof. Landlord shall also have the right during the last two (2) months of the Lease term or any renewal thereof to show the demised premises to any prospective tenant at reasonable times during business hours and place any rental or "For Rent" signs on or about the Premises.

ARTICLE 27. SURRENDER OF PREMISES:

     Tenant shall, after the last day of the term or any extension thereof, or upon any earlier termination of such term, surrender and yield up to Landlord all of Landlord's Improvements on such premises in good order, condition, and state of repair, reasonable wear and tear and the provisions of article 19 hereof excepted. AR\TICLE 28. HOLDING OVER:

     In the event Tenant continues to 0ccupy the premises after the first day of the term hereby created, or after the last day of any extension of said term, and the Landlord elects to accept rent thereafter, a tenancy from month to month only shall be created under and subject to all other provisions contained herein and Landlord shall be entitled to collect any additional rental amounts to the maximum amount permitted under Florida law. ARTICLE 29. SERVICE OF NOTICE:

     Every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless the same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested. and if for Landlord shall be addressed to: Mr. John A. Roschrnan 5651 N. W. 29th Street, Margate, FI, 33063, and if for Tenant shall be addressed to :5653 N. W.29th Street. Margate. FI. , or such other address as either party may designate, by notice given from time to time in accordance with this Article. Any notice given in accordance with the provisions of this Article shall be deemed to have been given as of the date such notice shall have been placed in the United States Postal Service. The rent payable by Tenant hereunder shall be paid to Landlord at the same place where a notice to Landlord is herein required to be directed.

ARTICLE 30. SUCCESSORS AND  ASSIGNS:

     The terms, conditions, and covenants of this lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors or assigns, and shall run with the land, and where more than one party shall be Landlord under this Lease, the word Landlord whenever used in this Lease shall be deemed to include all Landlords jointly and severally.


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ARTICLE 31. LIMITATION OF LANDLORD'S LIABILITY:

     The obligations of Landlord under this Lease do not constitute personal obligations of l,andlord or the individual partners, shareholders, directors, officers, employees or agents of Landlord, and Tenant shall look solely to Landlord's interest in the Premises and Center, and to no other assets of Landlord, for satisfaction of any liability in respect of this Lease, and will not seek recourse against the individual partners, shareholders, directors, officers, employees or agents of Landlord or any of their personal assets for such satisfaction. No other properties or assets of Landlord shall be subject to levy, execution. or other enforcement procedures for the satisfaction of any judgment ( or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of landlord and Tenant, or Tenant's use of the premises.

ARTICLE 31.(b) PERSONAL PROPERTY LIABILITY

     All personal property placed or moved in the premises above described shall be at the risk of the Tenant or Owner thereof, and Landlord shall not be liable for any damage to said personal property, or to the Tenant arising from bursting or leaking water pipes, or from any act of negligence of any co- tenant of occupants of the building or of any other person whomsoever .

ARTICLE 32. SALE:

     In the event the original Landlord hereunder, or any successor owner of the Center, shall sell or convey, or otherwise transfer the Center, aI1liabilities and obligations under this Lease on the part of the original Landlord, or a successor owner, accruing thereafter shall terminate and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant and any assignee or subTenant of Tenant hereby agrees to attorn to any such new owner .

ARTICLE 33. Landlord'S RESERVED RIGHTS:

     Without notice and without liability to Tenant, Landlord shall have the right to grant utility easements or other easements in, or re-plat, subdivide or make other changes in the legal status of the land underlying the Premises as Landlord shall deem appropriate in its sole discretion, provided such grant or changes do not substantially interfere with Tenant's use of the Premises for the use as set forth in Article 5; (ii) sell the Premises (or any portion(s) thereof) and assign this Lease, to the purchaser, and upon such assignment Landlord shall be released from all of its obligations under this Lease and Tenant agrees to attorn to such purchaser, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure or otherwise, and to recognize such person as successor Landlord under this Lease; (iii) change the name or street address of the Premises; (iv) install and maintain signs on the Premises; and (v) make such Rules and Regulations as, in the sole discretion of Landlord, may be needed from time to time for the safety of the Premises, the care and cleanliness of the Premises, and the preservation of good order therein.

ARTICLE 34. LANDLORD'S LIEN:

     To secure the payment of all Rents due and to become due hereunder, and the faithful performance of all other terms, covenants, agreements and conditions of Tenant under this Lease, Tenant hereby grants to Landlord an express contract lien on and security interest in all personal property, fixtures, furnishings or merchandise which may be placed in or on the Premises, together with any insurance or other proceeds thereof. All exemption laws are hereby waived by Tenant. This lien and security interest are given in addition to, and shall be cumulative to, Landlord's statutory lien(s).. In an Event of Default, Landlord shall have the right, but not the obligation, to remove such property from the Premises and to store such property in any place selected by Landlord (including, without limitation, a public warehouse), at the expense and risk of the owner(s) thereof, and to sell or otherwise dispose of such property, with or without notice, in such manner as Landlord shall determine in its sole discretion, and Landlord further shall be entitled to become the purchaser of any such property upon offering the highest price at any sale thereof. The proceeds of any such sale shall be applied, first to the costs of such sale, second to any costs of storage and removal, third to the payment of any damages or-other sums of money which may be due from Tenant to Landlord under any of the terms hereof or otherwise, and the balance, if any, to be paid to Tenant or whosoever shall be entitled to the same.

ARTICLE  35. RECORDING:

     This Lease shall not be recorded. However if either of the parties hereto desire to record a statutory memorandum of this Lease, Landlord and Tenant agree to execute and deliver to the other a memorandum of this Lease containing only minimum statutory requirements, which memorandum of Lease may then be recorded in the appropriate office of the County within which the demised premises is located.


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ARTICLE 36. COMMISSIONS:

     Landlord and Tenant hereby warrant and represent to the other that it has had no dealing with any Real Estate broker or agent {other than Landlord's agent Steven Gee} ,in connection with Lease, and Landlord and Tenant further hereby warrant to the other that it shall indemnify the other party as to any liability for the payment of any real estate broker's commission claimed to be payable by reason of services performed by said broker pursuant to the request or either Landlord or Tenant. Landlord acknowledges that Landlord shall be responsible for payment or broker's commission to Steven Gee in connection with this Lease.

ARTICLE 37. AMENDMENTS:

     No waivers, alterations, or modifications of this Lease or other agreements in connection therewith shall be valid unless in writing duly executed by both Landlord and Tenant herein.

ARTICLE 38. ESTOPPEL CERTIFICATE:

     Tenant agrees to provide at any time, within five (5) days of Landlord's written request, a statement certifying that this Lease is unmodified and in full force and effect or, if there have been modifications, that same is in full force and effect as modified and stating the modifications, and the dates to which the rent or other charges have been paid in advance, if any. It is intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Premises. If Tenant fails to execute such statements within ten (10) days after written request by Landlord therefor, Tenant shall be deemed to have approved the contents of any such statements submitted to Tenant by Landlord and Landlord is authorized to so certify .

ARTICLE  39.  INV  ALIDITY  OF  PROVISIONS:

     If any term, coyenant, condition or provision of this lease or the application thereof to any person or circumstance shall, at any time, or to any extent, be inyalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and each term, covenant, condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE  40.  RADON  GAS:

     Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may represent health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

ARTICLE 41. BANKRUPTCY, INSOLVENCY

     If the Tenant shall become insolvent or if bankruptcy proceedings shall be begun by or against the Tenant, before the end of this lease term the Landlord is hereby irrevocably authorized at its option, to forthwith cancel this lease, as for default. Landlord may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting Landlord's rights as contained in this contract. No receiver, trustee, or other judicial officer shall ever have any right, title or interest in or to the above described premises by virtue of this contract.

ARTICE 42. CAPTIONS:

     The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope of intent of such articles of this Lease.

ARTICLE 43.  OPTION TO RENEW:

     Landlord grants tenant One (1) Two (2) year Option to renew this lease with 3 months prior written notice. Rent for Renewal term shall be the previous years rent increased by Five Percent (5%). The second year of the option period shall also have a Five Percent (5%) escalation over prior years rent.

ARTICLE 44. ENTIRE  AGREEMENT:

     This Lease supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the demised premises and contains all of the covenants, agreements, and other obligations between the

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ARTICLE 45:  CITY OF MARGATE APPROVAL

     Subject to approval for occupational license, including police and fire.

     IN WITNESS WHEREOF, the parties hereto have set their hands to duplicates hereof, this 10TH day of December, 1998. Signed and acknowledged in the presence of:

Landlord:
John A Roschrnan

By::  /s/ John n A Roschman

Tenant:
VISTA VACATIONS INTERNATIONA, INC.


By: /s/ Teri Nadler



State of FLORIDA
County of BROWARD

Before me personally appeared John A. Roschman to me well known and known to me to be the Landlord in the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal, this 10TH day of December, A.D.., 1998.

/s/ MARY PAT HEVENER
Notary Public

State of FLORIDA
County of

Before me personally appeared Teri Nadler to me well known and known to me to be the President of Visa Vacations International, Inc. in the foregoing instrument, and acknowledged to and before me that - executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal, this 10th  day of December  A.D., 1998.

/s/ MARY PAT HEVENER
Notary Public


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